EXHIBIT 99.1
                                  ------------

           CONSTELLATION REPORTS RECORD FISCAL 2003 AND FOURTH QUARTER
                                FINANCIAL RESULTS

                Company raises earnings guidance for fiscal 2004

FAIRPORT, NEW YORK, APRIL 9, 2003 - Constellation Brands, Inc. (NYSE: STZ and STZ.B, ASX: CBR) today reported record financial results for its full year and fourth quarter ended February 28, 2003. For fiscal 2003, net income on a comparable basis increased $35 million, or 22 percent, to reach a record $192 million and diluted earnings per share on a comparable basis increased 16 percent to reach $2.07. For the fourth quarter, net income on a comparable basis increased seven million dollars, or 21 percent, to reach $41 million and diluted earnings per share on a comparable basis increased 19 percent to reach $0.44.
     Net income and diluted earnings per share as reported under generally accepted accounting principles for the full year increased 49 percent to reach $203 million and 41 percent to reach $2.19 versus $136 million and $1.55, respectively. Net income and diluted earnings per share as reported under generally accepted accounting principles for the fourth quarter increased 93 percent to reach $52 million and 87 percent to reach $0.56 versus $27 million and $0.30, respectively.
     Net income on a comparable basis and diluted earnings per share on a comparable basis excludes restructuring charges and a gain on change in fair value of derivative instruments for Fiscal 2003, and excludes an extraordinary charge in Fiscal 2002 and reflects the impact of SFAS 142 as if it had been adopted as of March 1, 2001. A table reconciling these measures, for the year and quarter, is included in the notes to the consolidated financial statements in this press release.
     Richard Sands, Chairman and Chief Executive Officer of Constellation, said, "Constellation's results for fiscal 2003 were excellent. We achieved solid beer sales growth, in part from a successful price increase within a strong overall beer pricing environment; generated good wine results by focusing on growth areas and profitability; had steady spirits performance; and grew our U.K. business." Mr. Sands added, "Our revenues increased to over $2.7 billion and we leveraged those sales to generate earnings above the targets we set at the beginning of the year. In addition, we generated $482 million of adjusted EBITDA, $265 million in net cash provided by operating activities and $165 million free cash flow from operations, which we used to reduce our debt."
     Mr.  Sands  noted,  "Constellation's  performance   demonstrates  that  our
strategy  of  operating  across  the  beer,  wine and spirits categories, with a decentralized organization staying close to markets and customers, produces consistent sales and earnings growth. I am pleased that our focus has translated to superior overall performance."
     Mr. Sands concluded, "Having just completed our acquisition of BRL Hardy, Constellation is poised to build upon fiscal 2003 and produce excellent results again in fiscal 2004. Through this strategic acquisition, we have increased our scale, expanded our product breadth while creating the world's leading wine business, and will accelerate our overall sales and earnings growth rates. We believe the prospects for our businesses are tremendous and we intend to leverage all of our growth opportunities."
     Adjusted EBITDA and free cash flow from operations represent non-GAAP (Generally Accepted Accounting Principles) financial measures. A table reconciling these measures is included in the notes to the consolidated financial statements in this release.

CONSOLIDATED  RESULTS
     For the fiscal year ended February 28, 2003 ("Fiscal 2003"), net sales grew five percent, reaching $2.7 billion. Excluding the $51 million favorable impact of currency and the four-month benefit from the Ravenswood acquisition of $14 million, net sales increased two percent for the fiscal year. The increase was attributed to growth in fine wine, imported beer, U.K. wholesale and spirits, partially offset by declines in popular and premium wine and U.K. brands.
     For the three months ended February 28, 2003 ("Fourth Quarter 2003") net sales increased six percent to reach $653 million compared to the three months ended February 28, 2002 ("Fourth Quarter 2002"). Excluding the $21 million favorable impact of currency, net sales increased two percent for the quarter. The increase was driven by growth in fine wine, imported beer, spirits and U.K. wholesale, partially offset by declines popular and premium wine and U.K. brands.
     Fiscal 2003 gross profit increased nine percent to $761 million and gross profit margin improved 110 basis points compared to the prior year period. Gross profit for the fourth quarter increased nine percent to reach $177 million and gross margin improved 70 basis points. The increase in gross profit for both the year and quarter resulted primarily from: a favorable mix of sales towards higher margin wine and spirits brands; lower average wine costs; and higher average imported beer prices; partially offset by higher average imported beer costs.
     Fiscal 2003 selling general and administrative expenses on a comparable basis increased $26 million. The increase was primarily the result of higher advertising costs on imported beer, higher selling costs to support growth in U.K. wholesale and a gain on the sale of an asset in the prior year. As a percent of net sales, selling, general and administrative expenses on a comparable basis were 12.8 percent compared to 12.5 percent for the prior year.
     For the quarter, selling, general and administrative expenses on a comparable basis increased $7 million. The increase was primarily the result of higher advertising costs on imported beer and higher selling costs to support growth in U.K. wholesale. As a percent of net sales, selling, general and administrative expenses on a comparable basis were 13.3 percent compared to 13.0 percent in the prior year period.
     Selling, general and administrative expenses under generally accepted accounting principles for Fiscal 2003 and Fourth Quarter 2003 declined $2 million and $1 million, respectively.

     Selling, general and administrative expenses on a comparable basis is a non-GAAP (Generally Accepted Accounting Principles) financial measure. A table reconciling this measure, for the year and the quarter, is included in the notes to the consolidated financial statements in this release.
     Operating income on a comparable basis increased 11 percent for the fiscal year and nine percent for the quarter due to increased sales and improving gross profit margins.
     Operating income reported under generally accepted accounting principles increased 18 percent for the fiscal year and 14 percent for the quarter.
     Operating income on a comparable basis is a non-GAAP (Generally Accepted Accounting Principles) financial measure. A table reconciling this measure, for the year and the quarter, is included in the notes to the consolidated financial statements in this release.
     Equity in earnings from Pacific Wine Partners, an equally owned joint venture with BRL Hardy at February 28, 2003, was $12 million for the full year. Fourth Quarter 2003 equity in earnings was two million dollars versus one million dollars for Fourth Quarter 2002. Growth of the joint venture continues to be driven by strong demand for both the Banrock Station and Blackstone brands.
     Net interest expense for the year declined nine million dollars to $105 million due to both lower average debt levels and a lower average borrowing rate. Net interest expense for Fourth Quarter 2003 declined three million dollars as a result of lower average debt levels.
     As a result of these factors, net income and diluted earnings per share on a comparable basis for Fiscal 2003 increased 22 percent and 16 percent, respectively, reaching $192 million and $2.07. Net income and diluted earnings per share on a comparable basis for Fourth Quarter 2003 increased 21 percent and 19 percent, respectively, reaching $41 million and $0.44.
     Net income and diluted earnings per share on a reported basis for Fiscal 2003 increased 49 percent and 41 percent, respectively, reaching $203 million and $2.19. Net income and diluted earnings per share on a reported basis for Fourth Quarter 2003 increased 93 percent and 87 percent, respectively, reaching $52 million and $0.56.
     Adjusted EBITDA reached $482 million, an increase of 12 percent for Fiscal 2003. Free cash flow from operations rose to $165 million for the fiscal year, an increase of 16 percent.

IMPORTED  BEER  AND  SPIRITS  RESULTS
     Imported beer and spirits net sales for Fiscal 2003 grew six percent to reach $1.1 billion and operating income on a comparable basis grew 17 percent to reach $218 million. Imported beer sales increased seven percent primarily due to a price increase on the Company's Mexican brands, which took effect during the first quarter of Fiscal 2003. Spirits sales were up three percent for the year, on a slight increase in branded sales and growth in bulk sales.
     Fourth Quarter 2003 net sales were $224 million, an increase of three percent compared to Fourth Quarter 2002. Imported beer sales increased three percent versus 38 percent in Fourth Quarter 2002. The increase in imported beer sales was driven by the price increase on the Company's Mexican brands, partially offset by slightly lower volume. Spirits net sales growth for the quarter of four percent resulted primarily from increased volume in the Company's vodka and Canadian whisky brands, particularly Skol vodka and Black Velvet Canadian whisky.
     Operating income on a comparable basis increased 17 percent for the year and 13 percent for the quarter compared to the prior year periods. The growth in operating income was primarily the result of higher sales, favorable beer pricing and lower average spirits costs, particularly tequila, partially offset by increased imported beer costs and imported beer advertising.
     Operating income reported under generally accepted accounting principles increased 22 percent to reach $218 million for the fiscal year and 19 percent to reach $42 million for the quarter.

POPULAR  AND  PREMIUM  WINE  RESULTS
     Net sales for Fiscal 2003 were $749 million compared to $778 million the prior year, a decline of four percent. Lower bulk wine and concentrate sales contributed to half of the sales decline. The decline in branded sales was primarily volume related as the Company continues to be selective in its promotional activities, focusing instead on growth areas, long-term brand building initiatives and increased profitability. Despite the lower sales, operating profit on a comparable basis declined only slightly and operating margin on a comparable basis improved 40 basis points.
     Net sales for the quarter declined three percent due to a two percent decline in branded wine sales, and lower grape concentrate sales. Operating income on a comparable basis improved slightly as lower average costs offset lower volumes.
     Operating income reported under generally accepted accounting principles for Fiscal 2003 was $108 million, an increase of 3 percent. For Fourth Quarter 2003, operating income reported under generally accepted principles declined four percent to $28 million.

U.K.  BRANDS  AND  WHOLESALE  RESULTS
     Net sales increased 10 percent to reach $790 million for Fiscal 2003. The increase was due to growth in the U.K. wholesale business and a positive currency impact, partially offset by lower branded sales. Excluding the $51 million favorable impact of currency, net sales for Fiscal 2003 increased three percent. Fiscal 2003 operating income on a comparable basis increased six percent to reach $57 million due to a favorable impact from currency partially offset by increased selling expenses to support growth in the U.K. wholesale business.
     Net sales for Fourth Quarter 2003 were $201 million versus $176 million reported for the comparable quarter a year ago, an increase of 14 percent. Excluding the $21 million favorable impact of currency, net sales increased three percent attributed to growth in the U.K. wholesale business partially offset by declines in U.K. brands. For the quarter, operating income on a comparable basis increased two million dollars to reach $10 million.
     Operating income reported under generally accepted accounting principles increased nine million dollars to $57 million for Fiscal 2003 and three million dollars to $10 million for Fourth Quarter 2003.

FINE  WINE  RESULTS
     Net sales for Fiscal 2003 increased $24 million, or 18 percent to reach $156 million. The increase was due primarily to increases on the Ravenswood and Simi brands. Excluding the $14 million four-month benefit from the Ravenswood brand, which was acquired July 2001, net sales increased seven percent for Fiscal 2003.
     Driven by volume gains from the Ravenswood, Simi, Estancia and Franciscan brands, fine wine net sales for Fourth Quarter 2003 increased 19 percent compared to the prior year.
     Operating profit on a comparable basis increased 28 percent for both the fiscal year and fourth quarter to reach $56 million and $15 million, respectively. The increase is a result of higher sales and leveraging selling, general and administrative expenses.

     Operating income reported under generally accepted accounting principles increased 42 percent to reach $56 million for the fiscal year and 40 percent to reach $15 million for Fourth Quarter 2003.

RESTRUCTURING  CHARGES  AND  GAIN  FROM  DERIVATIVE  INSTRUMENTS
     In connection with the acquisition of BRL Hardy Limited, which closed April 9th (Australia), the Company had put in place a collar to lock in a range for the cost of the transaction in U.S. dollars. As a result of this hedge, the Company was required to recognize a gain of $23 million under GAAP, based on the change in fair value of the instrument on February 28, 2003. However, due to the movement of exchange rates between February 28th and April 9th, the Company will record a loss of approximately two million dollars under GAAP from the change in fair value of derivative instruments in the first quarter of fiscal 2004.
     Also in connection with the BRL Hardy acquisition, the Company expects to take a one-time charge in fiscal 2004 for bank fees related to the transaction of approximately nine million dollars.
     Constellation also had restructuring charges in the amount of five million dollars, resulting from the realignment of business operations in the Company's popular and premium wine division, as a result of the decision to close two facilities during fiscal 2004. This realignment was undertaken to further improve productivity and is not expected to have an impact on brand sales. As part of its realignment, the popular and premium wine division expects to incur an additional six million dollars in charges during the course of Fiscal 2004.
     Also in Fiscal 2004, in connection with the BRL Hardy acquisition, the Company expects to take a restructuring charge related to the integration of BRL Hardy in the amount of three million dollars.

OUTLOOK
     The following statements are management's current diluted earnings per share expectations on both a GAAP basis and comparable basis for the Company's three months ending May 31, 2003 ("First Quarter 2004"), and operating income expectations both on a GAAP basis and a comparable basis for the fiscal year ending February 29, 2004 ("Fiscal 2004"). These statements are made as of the date of this press release and are forward-looking. Actual results may differ materially from these expectations due to a number of risks and uncertainties.
- Diluted earnings per share on a comparable basis for First Quarter 2004 are expected to be within a range of $0.46 to $0.48 versus $0.40 for First
     Quarter   2003.
- Diluted earnings per share reported under generally accepted accounting principles for First Quarter 2004 are expected to be within a range of $0.41 to $0.43 versus $0.40 for First Quarter 2003.
- Operating income on a comparable basis for Fiscal 2004 is expected to be within a range of $560 million to $580 million versus $410 million for Fiscal 2003.
- Operating income for Fiscal 2004 calculated under generally accepted accounting principles is expected to be within a range of $542 million to $562 million versus $405 million for Fiscal 2003.

     The diluted earnings per share and operating income expectations both on a GAAP basis and a comparable basis are based on the Company's current capital structure and include the 3.3 million shares issued in connection with the BRL Hardy transaction.

STATUS  OF  BUSINESS  OUTLOOK
     During the quarter, Constellation may reiterate the estimates set forth above under the heading Outlook (collectively, the "Outlook"). Prior to the start of the Quiet Period (described below), the public can continue to rely on the Outlook as still being Constellation's current expectations on the matters covered, unless Constellation publishes a notice stating otherwise.
     Beginning May 16, 2003, Constellation will observe a "Quiet Period" during which the Outlook no longer constitutes the Company's current expectations. During the Quiet Period, the Outlook should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the Company. During the Quiet Period, Constellation's representatives will not comment concerning the Outlook or Constellation's financial results or expectations. The Quiet Period will extend until the day when Constellation's next quarterly Earnings Release is published, presently scheduled for Tuesday, July 01, 2003.

DEFINITIONS  OF  CERTAIN  FINANCIAL  TERMS
     This earnings release contains financial measures and terms not calculated in accordance with generally accepted accounting principles, but derived from results reported under generally accepted accounting principles. In accordance with SEC Regulation G, the Company has provided below the following term definitions for financial measures not calculated in accordance with generally accepted accounting principles. Tables reconciling non-GAAP financial measures to GAAP financial measures, for the year and the quarter, are included in the notes to the consolidated financial statements in this release.

Net  income  on  a comparable basis - Excludes restructuring charges and gain on
-----------------------------------
change in fair value of derivative instruments for Fiscal 2003, and excludes extraordinary charge in Fiscal 2002 and reflects the adoption of Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets", as if the adoption of SFAS 142 had occurred in the prior year. This measure is provided because management uses this information in evaluating the results of the continuing operations of the Company and believes this information provides investors better insight in order to evaluate year over year financial performance and trends.

Diluted  earnings  per  share  on  a  comparable  basis - Excludes restructuring
-------------------------------------------------------
charges and gain on change in fair value of derivative instruments for Fiscal 2003, and excludes extraordinary charge in Fiscal 2002 and reflects the adoption of Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets", as if the adoption of SFAS 142 had occurred in the prior year. This measure is provided because management uses this information in evaluating the results of the continuing operations of the Company and believes this information provides investors better insight in order to evaluate year over year financial performance and trends.

Operating income on a comparable basis - Excludes restructuring charges and gain
--------------------------------------
on change in fair value of derivative instruments for Fiscal 2003, and excludes extraordinary charge in Fiscal 2002 and reflects the adoption of Statement of Financial Accounting Standards No. 142 ("SFAS

142"), "Goodwill and Other Intangible Assets", as if the adoption of SFAS 142 had occurred in the prior year. This measure is provided because management uses this information in evaluating the results of the continuing operations of the Company and believes this information provides investors better insight in order to evaluate year over year financial performance and trends.

Selling,  general  and  administrative expenses on a comparable basis - Reflects
---------------------------------------------------------------------
the adoption of Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets", as if the adoption of SFAS 142 had occurred in the prior year. This measure is provided because management uses this information in evaluating the results of the continuing operations of the Company and believes this information provides investors better insight in order to evaluate year over year financial performance and trends.

Adjusted  EBITDA  -  Operating income, plus restructuring charges, depreciation,
----------------
amortization and equity in earnings of joint venture. This measure is routinely calculated and communicated by the Company because management believes it is of interest to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds.

Free Cash Flow from Operations - Net cash provided by operating activities, less
------------------------------
purchases of property, plant and equipment. Management believes this measure provides meaningful information for evaluating the overall financial performance of the Company and its ability to repay debt or make future investments after purchases of property, plant and equipment.

EITF  NO.  01-09
     Beginning March 1, 2002, the Company adopted Emerging Issues Task Force Issue No. 01-09 ("EITF 01-09"), "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of a Vendor's Products." As a result, the Company has reclassified certain promotional expenditures paid to distributors, retailers or consumers as a reduction of revenue and non-cash consideration as an increase to cost of product sold. The Company previously reported these expenses as selling, general and administrative expenses. Prior-period financial information has been reclassified to comply with this guidance. This reclassification does not affect operating income or net income. Additional historical financial information, adjusted to show the effect of EITF 01-09, can be found on the Company's web site: www.cbrands.com.

FORWARD-LOOKING  STATEMENTS
     The statements made under the heading Outlook, as well as all other statements set forth in this press release which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements. The Company's forward-looking statements are based on management's current expectations and unless otherwise noted do not take into account the impact of any future acquisition, merger or any other business combination, divestiture or financing that may be completed after the date of this release. Any projections of future results of operations, and in particular, (i) the Company's estimated diluted earnings per share on a comparable basis for First Quarter 2004, (ii) the Company's estimated diluted earnings per share on a GAAP basis for First Quarter 2004, (iii) the Company's estimated operating income on a comparable basis for Fiscal 2004, and (iv) the Company's estimated operating income on a GAAP basis for Fiscal 2004, should not be construed in any manner as a guarantee that such results will in fact occur. In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the Company contained in this press release are also subject to the following risks and uncertainties: the successful integration of the BRL Hardy business into that of the Company; the Company achieving certain sales projections and meeting certain cost targets; wholesalers and retailers may give higher priority to products of the Company's competitors; raw material supply, production or shipment difficulties could adversely affect the Company's ability to supply its customers; increased competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for the Company's products and/or result in higher than expected selling, general and administrative expenses; a general decline in alcohol consumption; increases in federal and state excise taxes on beverage alcohol products; changes in foreign exchange rates. For additional information about risks and uncertainties that could adversely affect the Company's forward-looking statements, please refer to the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2002.

ABOUT  CONSTELLATION
     Constellation Brands, Inc. is a leading international producer and marketer of beverage alcohol brands, with a broad portfolio across the wine, spirits and imported beer categories. The Company is the largest multi-category supplier of beverage alcohol in the United States; a leading producer and exporter of wine from Australia and New Zealand; and both a major producer and independent drinks wholesaler in the United Kingdom. Well-known brands in Constellation's portfolio include: Corona Extra, Pacifico, St. Pauli Girl, Black Velvet, Fleischmann's, Estancia, Simi, Ravenswood, Blackstone, Banrock Station, Hardys, Nobilo, Alice White, Talus, Vendange, Almaden, Arbor Mist, Stowells of Chelsea and Blackthorn.

                             CONFERENCE CALL DETAILS
     A conference call to discuss the quarterly results will be hosted by Richard Sands, Chairman and CEO, and Tom Summer, Executive Vice President and CFO, on Wednesday,
April 9, 2003, at 5:00 p.m. Eastern time and 7:30 a.m. Adelaide time. The conference call can be accessed by dialing 412-858-4600 beginning 10 minutes prior to the start of the call. A live listen-only web cast of the conference call, together with a copy of this press release (including the attachments) is available on the Internet at Constellation's web site: www.cbrands.com under "Investor Information." If you are unable to participate in the conference call, there will be a replay available on Constellation's web site or by dialing 412 858-1440 from approximately 7:00 p.m. (Eastern) on Wednesday, April 09, 2003, through 9:00 a.m. (Eastern) on Thursday, April 17, 2003.

Digital  Playback  Instructions  -  Courtesy  of  ChorusCall
------------------------------------------------------------
1.     Dial  412-858-1440.
2.     Enter '015' when prompted for your account number followed by the # sign.
3.     Please  press  '1'  to  play  a  recorded  conference.
4.     Please  enter  '234105'  when   prompted  to  enter the conference number
       followed  by  the  #  sign.

5. Please clearly state your name and company name when prompted to do so followed by any key.
6.     Please  press  '1'  to  begin  the  conference  playback.


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               CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOLLOW

                      CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                         CONDENSED CONSOLIDATED BALANCE SHEETS
                                    (in thousands)

                                                  February 28, 2003    February 28, 2002
                                                  -----------------    -----------------
                ASSETS
                ------
CURRENT ASSETS:
  Cash and cash investments                       $          13,810    $           8,961
  Accounts receivable, net                                  399,095              383,922
  Inventories, net                                          819,912              777,586
  Prepaid expenses and other current assets                  97,284               60,779
                                                  -----------------    -----------------
    Total current assets                                  1,330,101            1,231,248
PROPERTY, PLANT AND EQUIPMENT, net                          602,469              578,764
GOODWILL                                                    722,223              668,083
INTANGIBLE ASSETS, net                                      382,428              425,987
OTHER ASSETS                                                159,109              165,303
                                                  -----------------    -----------------
  Total assets                                    $       3,196,330    $       3,069,385
                                                  =================    =================

    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------
CURRENT LIABILITIES:
  Notes payable                                   $           2,623    $          54,775
  Current maturities of long-term debt                       71,264               81,609
  Accounts payable                                          171,073              153,433
  Accrued excise taxes                                       36,421               60,238
  Other accrued expenses and liabilities                    303,827              245,155
                                                  -----------------    -----------------
    Total current liabilities                               585,208              595,210
LONG-TERM DEBT, less current maturities                   1,191,631            1,293,183
DEFERRED INCOME TAXES                                       145,239              163,146
OTHER LIABILITIES                                            99,268               62,110
STOCKHOLDERS' EQUITY                                      1,174,984              955,736
                                                  -----------------    -----------------
  Total liabilities and stockholders' equity.     $       3,196,330    $       3,069,385
                                                  =================    =================


                           CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF INCOME (a)
                                       ON A REPORTED BASIS
                              (in thousands, except per share data)

                                                 For the Three        For the Three
                                                  Months Ended         Months Ended      Percent
                                               February 28, 2003    February 28, 2002    Change
                                               -----------------    -----------------    -------
Gross sales                                    $         853,863    $         803,736         6%
Excise taxes                                            (200,829)            (186,391)        8%
                                               -----------------    -----------------
Net sales                                                653,034              617,345         6%
Cost of product sold                                    (475,801)            (454,474)        5%
                                               -----------------    -----------------
  Gross profit                                           177,233              162,871         9%
Selling, general and administrative expenses             (87,146)             (88,137)       -1%
Restructuring charges                                     (4,764)                -           N/A
                                               -----------------    -----------------
  Operating income                                        85,323               74,734        14%
Gain on change in fair value of
  derivative instruments                                  23,129                 -           N/A
Equity in earnings of joint venture                        2,143                  639       235%
Interest expense, net                                    (24,893)             (27,781)      -10%
                                               -----------------    -----------------
  Income before income taxes and
    extraordinary item                                    85,702               47,592        80%
Provision for income taxes                               (33,681)             (19,037)       77%
                                               -----------------    -----------------
  Income before extraordinary item                        52,021               28,555        82%
Extraordinary item, net of income taxes                     -                  (1,554)     -100%
                                               -----------------    -----------------
  Net income                                   $          52,021    $          27,001        93%
                                               =================    =================


Earnings per common share:
  Basic:
  Income before extraordinary item             $            0.57    $            0.33        73%
  Extraordinary item, net of income taxes                   -                   (0.02)     -100%
                                               -----------------    -----------------
  Earnings per common share - basic            $            0.57    $            0.31        84%
                                               =================    =================

  Diluted:
  Income before extraordinary item             $            0.56    $            0.32        75%
  Extraordinary item, net of income taxes                   -                   (0.02)     -100%
                                               -----------------    -----------------
  Earnings per common share - diluted          $            0.56    $            0.30        87%
                                               =================    =================

Weighted average common shares outstanding:
  Basic                                                   90,586               87,891         3%
  Diluted                                                 93,209               90,773         3%

Segment Information:
Net sales:
  Imported Beer and Spirits
    Imported beer                              $         160,908    $         156,775         3%
    Spirits                                               62,926               60,272         4%
                                               -----------------    -----------------
      Net sales                                $         223,834    $         217,047         3%
  Popular and Premium Wine
    Branded                                    $         174,181    $         178,411        -2%
    Other                                                 13,955               14,816        -6%
                                               -----------------    -----------------
      Net sales                                $         188,136    $         193,227        -3%
  U.K. Brands and Wholesale
    Branded                                    $          49,758    $          46,847         6%
    Wholesale                                            151,551              129,220        17%
                                               -----------------    -----------------
      Net sales                                $         201,309    $         176,067        14%
  Fine Wine                                    $          43,731    $          36,809        19%
  Intersegment eliminations                    $          (3,976)   $          (5,805)      -32%
                                               -----------------    -----------------
Consolidated net sales                         $         653,034    $         617,345         6%
                                               =================    =================

Operating income:
  Imported Beer and Spirits                    $          42,415    $          35,571        19%
  Popular and Premium Wine                                27,907               29,075        -4%
  U.K. Brands and Wholesale                               10,159                7,113        43%
  Fine Wine                                               15,229               10,854        40%
  Corporate Operations                                   (10,387)              (7,879)       32%
                                               -----------------    -----------------
Consolidated operating income                  $          85,323    $          74,734        14%
                                               =================    =================

(a)  Reflects the adoption of EITF 01-09. Prior-period has been reclassified to comply with this guidance.


                                CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENTS OF INCOME (a)
                                            ON A REPORTED BASIS
                                   (in thousands, except per share data)

                                                            For the Year         For the Year
                                                                Ended                Ended          Percent
                                                          February 28, 2003    February 28, 2002    Change
                                                          -----------------    -----------------    -------
Gross sales                                               $       3,583,082    $       3,420,213         5%
Excise taxes                                                       (851,470)            (813,455)        5%
                                                          -----------------    -----------------
Net sales                                                         2,731,612            2,606,758         5%
Cost of product sold                                             (1,970,897)          (1,911,598)        3%
                                                          -----------------    -----------------
  Gross profit                                                      760,715              695,160         9%
Selling, general and administrative expenses                       (350,993)            (352,679)        0%
Restructuring charges                                                (4,764)                -           N/A
                                                          -----------------    -----------------
  Operating income                                                  404,958              342,481        18%
Gain on change in fair value of derivative instruments               23,129                 -           N/A
Equity in earnings of joint venture                                  12,236                1,667       634%
Interest expense, net                                              (105,387)            (114,189)       -8%
                                                          -----------------    -----------------
  Income before income taxes and extraordinary item                 334,936              229,959        46%
Provision for income taxes                                         (131,630)             (91,984)       43%
                                                          -----------------    -----------------
  Income before extraordinary item                                  203,306              137,975        47%
Extraordinary item, net of income taxes                                -                  (1,554)     -100%
                                                          -----------------    -----------------
  Net income                                              $         203,306    $         136,421        49%
                                                          =================    =================

Earnings per common share:
  Basic:
  Income before extraordinary item                        $            2.26    $            1.62        40%
  Extraordinary item, net of income taxes                              -                   (0.02)     -100%
                                                          -----------------    -----------------
  Earnings per common share - basic                       $            2.26    $            1.60        41%
                                                          =================    =================

  Diluted:
  Income before extraordinary item                        $            2.19    $            1.57        39%
  Extraordinary item, net of income taxes                              -                   (0.02)     -100%
                                                          -----------------    -----------------
  Earnings per common share - diluted                     $            2.19    $            1.55        41%
                                                          =================    =================

Weighted average common shares outstanding:
  Basic                                                              89,856               85,505         5%
  Diluted                                                            92,746               87,825         6%

Segment Information:
Net sales:
  Imported Beer and Spirits
    Imported beer                                         $         776,006    $         726,953         7%
    Spirits                                                         282,307              274,702         3%
                                                          -----------------    -----------------
      Net sales                                           $       1,058,313    $       1,001,655         6%
  Popular and Premium Wine
    Branded                                               $         692,664    $         706,570        -2%
    Other                                                            56,760               71,469       -21%
                                                          -----------------    -----------------
      Net sales                                           $         749,424    $         778,039        -4%
  U.K. Brands and Wholesale
    Branded                                               $         229,472    $         224,365         2%
    Wholesale                                                       560,346              495,532        13%
                                                          -----------------    -----------------
      Net sales                                           $         789,818    $         719,897        10%
  Fine Wine                                               $         155,758    $         131,914        18%
  Intersegment eliminations                               $         (21,701)   $         (24,747)      -12%
                                                          -----------------    -----------------
Consolidated net sales                                    $       2,731,612    $       2,606,758         5%
                                                          =================    =================

Operating income:
  Imported Beer and Spirits                               $         217,963    $         178,805        22%
  Popular and Premium Wine                                          107,715              104,781         3%
  U.K. Brands and Wholesale                                          56,577               47,270        20%
  Fine Wine                                                          55,515               39,169        42%
  Corporate Operations                                              (32,812)             (27,544)       19%
                                                          -----------------    -----------------
Consolidated operating income                             $         404,958    $         342,481        18%
                                                          =================    =================

(a)  Reflects the adoption of EITF 01-09. Prior-period has been reclassified to comply with this guidance.


                                CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                             SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME (a)
                                         ON A COMPARABLE BASIS (b)
                                   (in thousands, except per share data)

                                                            For the Three        For the Three
                                                             Months Ended         Months Ended      Percent
                                                          February 28, 2003    February 28, 2002    Change
                                                          -----------------    -----------------    -------
Gross sales                                               $         853,863    $         803,736         6%
Excise taxes                                                       (200,829)            (186,391)        8%
                                                          -----------------    -----------------
Net sales                                                           653,034              617,345         6%
Cost of product sold                                               (475,801)            (454,474)        5%
                                                          -----------------    -----------------
  Gross profit                                                      177,233              162,871         9%
Selling, general and administrative expenses                        (87,146)             (80,223)        9%
                                                          -----------------    -----------------
  Operating income                                                   90,087               82,648         9%
Equity in earnings of joint venture                                   2,143                  639       235%
Interest expense, net                                               (24,893)             (27,781)      -10%
                                                          -----------------    -----------------
  Income before income taxes and extraordinary item                  67,337               55,506        21%
Provision for income taxes                                          (26,463)             (21,654)       22%
                                                          -----------------    -----------------
  Net income                                              $          40,874    $          33,852        21%
                                                          =================    =================

Earnings per common share:
  Basic                                                   $            0.45    $            0.39        15%
  Diluted                                                 $            0.44    $            0.37        19%

Weighted average common shares outstanding:
  Basic                                                              90,586               87,891         3%
  Diluted                                                            93,209               90,773         3%

Segment Information:
Net sales:
  Imported Beer and Spirits
    Imported beer                                         $         160,908    $         156,775         3%
    Spirits                                                          62,926               60,272         4%
                                                          -----------------    -----------------
      Net sales                                           $         223,834    $         217,047         3%
  Popular and Premium Wine
    Branded                                               $         174,181    $         178,411        -2%
    Other                                                            13,955               14,816        -6%
                                                          -----------------    -----------------
      Net sales                                           $         188,136    $         193,227        -3%
  U.K. Brands and Wholesale
    Branded                                               $          49,758    $          46,847         6%
    Wholesale                                                       151,551              129,220        17%
                                                          -----------------    -----------------
      Net sales                                           $         201,309    $         176,067        14%
  Fine Wine                                               $          43,731    $          36,809        19%
  Intersegment eliminations                               $          (3,976)   $          (5,805)      -32%
                                                          -----------------    -----------------
Consolidated net sales                                    $         653,034    $         617,345         6%
                                                          =================    =================

Operating income:
  Imported Beer and Spirits                               $          42,415    $          37,589        13%
  Popular and Premium Wine                                           32,671               32,453         1%
  U.K. Brands and Wholesale                                          10,159                8,597        18%
  Fine Wine                                                          15,229               11,888        28%
  Corporate Operations                                              (10,387)              (7,879)       32%
                                                          -----------------    -----------------
Consolidated operating income                             $          90,087    $          82,648         9%
                                                          =================    =================

(a)  Reflects the adoption of EITF 01-09.  Prior-period has been reclassified to comply with this guidance.

(b)  Excludes restructuring  charges and gain on change in fair value of derivative instruments for  Fiscal
     2003, and excludes extraordinary charge in  Fiscal 2002 and reflects  the impact of SFAS 142  as if it had been adopted as of March 1, 2001.



                                CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                             SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME (a)
                                         ON A COMPARBABLE BASIS (b)
                                   (in thousands, except per share data)

                                                            For the Year         For the Year
                                                                Ended                Ended          Percent
                                                          February 28, 2003    February 28, 2002    Change
                                                          -----------------    -----------------    -------
Gross sales                                               $       3,583,082    $       3,420,213         5%
Excise taxes                                                       (851,470)            (813,455)        5%
                                                          -----------------    -----------------
Net sales                                                         2,731,612            2,606,758         5%
Cost of product sold                                             (1,970,897)          (1,911,598)        3%
                                                          -----------------    -----------------
  Gross profit                                                      760,715              695,160         9%
Selling, general and administrative expenses                       (350,993)            (325,380)        8%
                                                          -----------------    -----------------
  Operating income                                                  409,722              369,780        11%
Equity in earnings of joint venture                                  12,236                1,667       634%
Interest expense, net                                              (105,387)            (114,189)       -8%
                                                          -----------------    -----------------
  Income before income taxes and extraordinary item                 316,571              257,258        23%
Provision for income taxes                                         (124,412)            (100,337)       24%
                                                          -----------------    -----------------
  Net income                                              $         192,159    $         156,921        22%
                                                          =================    =================


Earnings per common share:
  Basic                                                   $            2.14    $            1.84        16%
  Diluted                                                 $            2.07    $            1.79        16%

Weighted average common shares outstanding:
  Basic                                                              89,856               85,505         5%
  Diluted                                                            92,746               87,825         6%

Segment Information:
Net sales:
  Imported Beer and Spirits
    Imported beer                                         $         776,006    $         726,953         7%
    Spirits                                                         282,307              274,702         3%
                                                          -----------------    -----------------
      Net sales                                           $       1,058,313    $       1,001,655         6%
  Popular and Premium Wine
    Branded                                               $         692,664    $         706,570        -2%
    Other                                                            56,760               71,469       -21%
                                                          -----------------    -----------------
      Net sales                                           $         749,424    $         778,039        -4%
  U.K. Brands and Wholesale
    Branded                                               $         229,472    $         224,365         2%
    Wholesale                                                       560,346              495,532        13%
                                                          -----------------    -----------------
      Net sales                                           $         789,818    $         719,897        10%
  Fine Wine                                               $         155,758    $         131,914        18%
  Intersegment eliminations                               $         (21,701)   $         (24,747)      -12%
                                                          -----------------    -----------------
Consolidated net sales                                    $       2,731,612    $       2,606,758         5%
                                                          =================    =================

Operating income:
  Imported Beer and Spirits                               $         217,963    $         186,989        17%
  Popular and Premium Wine                                          112,479              113,705        -1%
  U.K. Brands and Wholesale                                          56,577               53,211         6%
  Fine Wine                                                          55,515               43,419        28%
  Corporate Operations                                              (32,812)             (27,544)       19%
                                                          -----------------    -----------------
Consolidated operating income                             $         409,722    $         369,780        11%
                                                          =================    =================

(a)  Reflects the adoption of EITF 01-09. Prior-period has been reclassified to comply with this guidance.

(b)  Excludes restructuring  charges and gain on change in fair value of derivative instruments for  Fiscal
     2003, and excludes extraordinary charge in  Fiscal 2002 and reflects  the impact of SFAS 142  as if it had been adopted as of March 1, 2001.


              CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                      SUPPLEMENTAL FINANCIAL DATA
                PACIFIC WINE PARTNERS JOINT VENTURE (a)
                             (in thousands)

                           For the Three        For the Three
                            Months Ended         Months Ended      Percent
                         February 28, 2003    February 28, 2002    Change
                         -----------------    -----------------    -------
Net sales                $          26,905    $          19,242        40%

Operating income         $           4,331    $             847       411%



                           For the Year         For the Year
                               Ended                Ended          Percent
                         February 28, 2003    February 28, 2002    Change
                         -----------------    -----------------    -------

Net sales                $         111,272    $          41,581       168%

Operating income         $          24,179    $           3,000       706%

(a)  Pacific Wine Partners commenced operations August 2001.


                             CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                    RECONCILIATION OF REPORTED AND COMPARABLE FINANCIAL INFORMATION
                                (in thousands, except per share data)

(1)  Reconciliation from reported operating income, net income and diluted earnings per share to comparable operating income, net income and diluted earnings per share for Fourth Quarter 2003 and Fourth Quarter
     2002.

                                                            For the Three        For the Three
                                                             Months Ended         Months Ended      Percent
                                                          February 28, 2003    February 28, 2002    Change
                                                          -----------------    -----------------    -------
Reported operating income                                 $          85,323    $          74,734        14%
  SFAS 142 - Adjustment for amortization                               -                   7,914        N/A
  Restructuring charges                                               4,764                 -           N/A
                                                          -----------------    -----------------
Comparable operating income                               $          90,087    $          82,648         9%
                                                          =================    =================

Reported net income                                       $          52,021    $          27,001        93%
  SFAS 142 - Adjustment for amortization,
    net of income taxes                                                -                   5,297        N/A
  Restructuring charges, net of income taxes                          2,892                 -           N/A
  Gain on change in fair value of derivative
    instruments, net of income taxes                                (14,039)                -           N/A
  Extraordinary item, net of income taxes                              -                   1,554        N/A
                                                          -----------------    -----------------
Comparable net income                                     $          40,874    $          33,852        21%
                                                          =================    =================

Reported earnings per common share - diluted              $            0.56    $            0.30        87%
  SFAS 142 - Adjustment for amortization,
    net of income taxes                                                -                    0.05        N/A
  Restructuring charges, net of income taxes                           0.03                 -           N/A
  Gain on change in fair value of derivative
    instruments, net of income taxes                                  (0.15)                -           N/A
  Extraordinary item, net of income taxes                              -                    0.02        N/A
                                                          -----------------    -----------------
Comparable earnings per common share - diluted            $            0.44    $            0.37        19%
                                                          =================    =================

Weighted average common shares outstanding - diluted                 93,209               90,773         3%

(2)  Reconciliation from reported operating income, net income and diluted earnings per share to comparable operating income, net income and diluted earnings per share for Fiscal 2003 and Fiscal 2002.

                                                            For the Year         For the Year
                                                                Ended                Ended          Percent
                                                          February 28, 2003    February 28, 2002    Change
                                                          -----------------    -----------------    -------
Reported operating income                                 $         404,958    $         342,481        18%
  SFAS 142 - Adjustment for amortization                               -                  27,299        N/A
  Restructuring charges                                               4,764                 -           N/A
                                                          -----------------    -----------------
Comparable operating income                               $         409,722    $         369,780        11%
                                                          =================    =================

Reported net income                                       $         203,306    $         136,421        49%
  SFAS 142 - Adjustment for amortization,
    net of income taxes                                                -                  18,946        N/A
  Restructuring charges, net of income taxes                          2,892                 -           N/A
  Gain on change in fair value of derivative
    instruments, net of income taxes                                (14,039)                -           N/A
  Extraordinary item, net of income taxes                              -                   1,554        N/A
                                                          -----------------    -----------------
Comparable net income                                     $         192,159    $         156,921        22%
                                                          =================    =================

Reported earnings per common share - diluted              $            2.19    $            1.55        41%
  SFAS 142 - Adjustment for amortization,
    net of income taxes                                                -                    0.22        N/A
  Restructuring charges, net of income taxes                           0.03                 -           N/A
  Gain on change in fair value of derivative
    instruments, net of income taxes                                  (0.15)                -           N/A
  Extraordinary item, net of income taxes                              -                    0.02        N/A
                                                          -----------------    -----------------
Comparable earnings per common share - diluted            $            2.07    $            1.79        16%
                                                          =================    =================

Weighted average common shares outstanding - diluted                 92,746               87,825         6%

(3) RECONCILIATION FROM NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED EBITDA


                                                     For the Year          For the Year
                                                         Ended                 Ended           Percent
                                                   February 28, 2003     February 28, 2002     Change
                                                  ------------------     -----------------    -------
Net cash provided by operating activities         $          236,142     $         213,299        11%
  Provision for income taxes                                 131,630                91,984
  Interest expense, net                                      105,387               114,189
  Change in operating assets and liabilities                  20,406                13,029
  Equity in earnings of joint venture                         12,236                 1,667
  Deferred tax provision                                     (21,095)               (3,675)
  Other non-cash items                                        (2,659)                 (941)
                                                  ------------------     -----------------
Adjusted EBITDA                                   $          482,047     $         429,552        12%
                                                  ==================     =================

(4) RECONCILIATION FROM NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW FROM OPERATIONS


                                                     For the Year         For the Year
                                                         Ended                Ended          Percent
                                                   February 28, 2003    February 28, 2002    Change
                                                   -----------------    -----------------    -------
Net cash provided by operating activities          $         236,142    $         213,299        11%
  Purchases of property, plant and equipment                 (71,575)             (71,148)        1%
                                                   -----------------    -----------------
Free cash flow from operations                     $         164,567    $         142,151        16%
                                                   =================    =================

(5) RECONCILIATION OF REPORTED OPERATING INCOME TO COMPARABLE OPERATING INCOME FOR POPULAR AND PREMIUM WINE SEGMENT FOR FOURTH QUARTER 2003 AND FISCAL 2003


                                For the Three         For the Year
                                 Months Ended             Ended
                              February 28, 2003     February 28, 2003
                              -----------------     -----------------
Reported operating income     $          27,907     $         107,715
  Restructuring charges                   4,764                 4,764
                              -----------------     -----------------
Comparable operating income   $          32,671     $         112,479
                              =================     =================

(6) RECONCILIATION OF REPORTED OPERATING INCOME TO COMPARABLE OPERATING INCOME BY SEGMENT FOR FOURTH QUARTER 2002 AND FISCAL 2002


                                            For the Three Months Ended February 28, 2002
                                         --------------------------------------------------
                                                              SFAS 142
                                            Reported         Adjustment        Comparable
                                         -------------     --------------    --------------
Operating income:
  Imported Beer and Spirits               $     35,571     $        2,018    $       37,589
  Popular and Premium Wine                      29,075              3,378            32,453
  U.K. Brands and Wholesale                      7,113              1,484             8,597
  Fine Wine                                     10,854              1,034            11,888
  Corporate Operations                          (7,879)              -               (7,879)
                                          ------------     --------------    --------------
Consolidated operating income             $     74,734     $        7,914    $       82,648
                                          ============     ==============    ==============


                                                 For the Year Ended February 28, 2002
                                          -------------------------------------------------
                                                              SFAS 142
                                            Reported         Adjustment        Comparable
                                          ------------     --------------    --------------
Operating income:
  Imported Beer and Spirits               $    178,805     $        8,184    $      186,989
  Popular and Premium Wine                     104,781              8,924           113,705
  U.K. Brands and Wholesale                     47,270              5,941            53,211
  Fine Wine                                     39,169              4,250            43,419
  Corporate Operations                         (27,544)              -              (27,544)
                                          ------------     --------------    --------------
Consolidated operating income             $    342,481     $       27,299    $      369,780
                                          ============     ==============    ==============

(7) RECONCILIATION OF REPORTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO COMPARABLE SELLING, GENERAL AND ADMINISTRATIVE EXPENSES FOR FOURTH QUARTER 2002 AND FISCAL 2002


                         For the Three        For the Year
                          Months Ended            Ended
                       February 28, 2002    February 28, 2002
                       -----------------    -----------------
Reported SG&A          $          88,137    $         352,679
  SFAS 142                        (7,914)             (27,299)
                       -----------------    -----------------
Comparable SG&A        $          80,223    $         325,380
                       =================    =================

(8) RECONCILIATION FROM FORECASTED RANGE OF DILUTED EARNINGS PER SHARE UNDER GAAP TO COMPARABLE FORECASTED RANGE OF DILUTED EARNINGS PER SHARE FOR FIRST QUARTER 2004


                                                             Range for the Three Months
                                                                 Ended May 31, 2003
                                                             --------------------------
Forecasted earnings per common share - diluted               $      0.41    $      0.43
  Restructuring charges, net of income taxes                        0.03           0.03
  Loss on change in fair value of derivative
    instruments, net of income taxes                                0.01           0.01
  Acquisition financing charges, net of income taxes                0.01           0.01
                                                             -----------    -----------
Comparable forecasted earnings per common share - diluted    $      0.46    $      0.48
                                                             ===========    ===========

(9) RECONCILIATION FROM FORECASTED RANGE/REPORTED OPERATING INCOME UNDER GAAP TO COMPARABLE FORECASTED RANGE/COMPARABLE OPERATING INCOME FOR FISCAL 2004 AND FISCAL 2003


                                                                                  For the Year
                                                       Range for the Year             Ended
                                                    Ended February 29, 2004     February 28, 2003
                                                    -----------------------     -----------------
Forecasted/reported operating income                $  542,000   $  562,000     $         404,958
  Restructuring charges                                  9,000        9,000                 4,764
  Acquisition financing charges                          9,000        9,000                  -
                                                    ----------   ----------     -----------------
Comparable forecasted/comparable operating income   $  560,000   $  580,000     $         409,722
                                                    ==========   ==========     =================